                                                                      EXHIBIT 12

RATIO OF EARNINGS TO FIXED CHARGES:

                                                                              THREE MONTHS ENDED               SIX MONTHS ENDED
                                                                            -----------------------         -----------------------
                                                                            JUNE 30,        JUNE 30,        JUNE 30,        JUNE 30,
                                                                             2001             2002           2001             2002
                                                                            -------         -------         -------         -------
                                                                                (IN THOUSANDS)                   (IN THOUSANDS)
Net loss ................................................................   $(4,611)        $(2,630)        $(8,809)        $(4,080)
      Add fixed charges:
      Interest expense including amortization of debt issuance cost .....     4,905           3,034           9,307           6,195
                                                                            -------         -------         -------         -------
Earnings ................................................................   $   294         $   404         $   498         $ 2,115
                                                                            -------         -------         -------         -------
Fixed Charges
Interest expense including amortization of debt issuance cost ...........   $ 4,905         $ 3,034         $ 9,307         $ 6,195
Total Fixed Charges .....................................................   $ 4,905         $ 3,034         $ 9,307         $ 6,195
                                                                            =======         =======         =======         =======
Ratio of Earnings to Fixed Charges ......................................        --              --              --              --
                                                                            =======         =======         =======         =======
Deficiency of Earnings to Cover Fixed Charges ...........................   $ 4,611         $ 2,630         $ 8,809         $ 4,080
                                                                            =======         =======         =======         =======


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